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                                                                   EXHIBIT 99(e)


                      CONSENT OF BMO NESBITT BURNS CORP.

    We hereby consent to the description of our opinion letter, dated October 30, 2001, under the caption "Opinion of Financial Advisor to Digi" in, the inclusion of such opinion letter as Annex E to, and the references to our firm in, the Joint Proxy Statement/Prospectus which is part of the Registration Statement on Form S-4 of Digi International Inc. By giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

November 23, 2001


s/ BMO Nesbitt Burns Corp.
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BMO NESBITT BURNS CORP.